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                                                                   EXHIBIT 10.84

                         AGREEMENT TO CONTRIBUTE ASSETS

                                 BY AND BETWEEN

                              BOSTON WEST, L.L.C.

                                      AND

                              BOSTON PACIFIC, INC.
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                         AGREEMENT TO CONTRIBUTE ASSETS

         This agreement to contribute assets (the "Agreement") is made and
entered into this      day of April 17, 1995 by and between Boston Pacific,
Inc., a California corporation (the "Transferor"), and Boston West, L.L.C., a Delaware limited liability company (the "Transferee").

                                    RECITALS

         A. The Transferee is being formed for the purpose of acquiring, developing and operating food service businesses as part of the system of food service businesses developed by Boston Chicken, Inc. ("BCI") and its franchisees and area developers, which food service businesses sell, among other things, rotisserie roasted chicken, roasted turkey, baked ham, meatloaf, pot pies, vegetables, salads, soups, desserts, beverages, and other food products ("Boston Chicken/Boston Market Stores").

         B. Transferor currently owns and operates certain assets and properties constituting (a) certain open Transferor-leased Boston
Chicken/Boston Market Stores all as set forth on Schedule A hereto
(collectively known as the "Leased Stores"), (b) certain open Transferor-owned Boston Chicken/Boston Market Stores, all as set forth on Schedule B hereto, excluding the real estate relating thereto (collectively known as the "Owned Stores"), (c) the Transferor's interest in certain Boston Chicken/Boston Market Stores being developed pursuant to certain executed leases relating to potential Boston Chicken/Boston Market Store sites, all as set forth on Schedule C hereto (collectively known as the "Leased Sites"), (d) the Transferor's interest in certain Boston Chicken/Boston Market Stores being developed on sites owned by the Transferor, all as set forth on Schedule D hereto (collectively, the "Owned Sites"), (e) the Transferor's interest, if any, in certain Boston Chicken/Boston Market Stores contemplated in connection with leases being negotiated for the sites set forth on Schedule E hereto (collectively known as the "Sites in Progress"), (f) the Transferor's interest in certain contracts executed by the Transferor for the purchase of real property ("Real Estate Contracts") for potential Boston Chicken/Boston Market Store sites, all as set forth on Schedule F hereto (collectively known as the "Contracted Sites"), and (g) certain of the Transferor's corporate facilities, all as set forth on Schedule G hereto (collectively known as the "Corporate Facilities"), all as set forth below. As used herein, the term "Stores" shall mean the Leased Stores and the Owned Stores, and the term "Sites" shall mean the Leased Sites, the Owned Sites and the Contracted Sites. The assets and properties constituting the Stores, the Sites, and the Corporate Facilities, as well as the business and operations thereof, shall be referred to herein as the "Business." References in this Agreement to the Transferor's ownership or operation of the Business or any part thereof or otherwise with respect to the status or condition of the Business or any part thereof shall be deemed to include the ownership and operation of all or any part of the Business at any time whatsoever by Carl Karcher Enterprises, Inc., a California corporation and affiliate of the Transferor ("Carl Karcher
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Enterprises") or CKE Restaurants, Inc., a Delaware corporation and the parent company of the Transferor ("CKER").

         C. The Transferor desires to contribute to the Transferee and the Transferee desires to accept from the Transferor all of the net assets and properties of the Business in exchange for certain Class A membership units and Class B membership units of the Transferee (as described below) (such membership units of the Transferee are referred to herein as the "Exchange Units"), cash, and the assumption by the Transferee of certain liabilities of the Transferor, all as herein provided and on the terms and conditions hereinafter set forth.

         D. Concurrent with the Closing (hereinafter defined), the Transferee shall enter into a Secured Loan Agreement with BCI, substantially in the form attached hereto as Exhibit A (the "Loan Agreement"), and shall receive a contribution of cash from certain third party investors in exchange for certain membership units of the Transferee.

         E. Subsequent to the Closing, the parties contemplate that the Transferee will expand the Business in California as more fully set forth in the Area Development Agreement (defined hereinafter)

                                  COVENANTS

         In consideration of the mutual representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

1.       CONTRIBUTED AND EXCLUDED ASSETS

         A.      Contributed Assets.

         The Transferor agrees to and will contribute, convey, transfer, assign and deliver to the Transferee at the Closing (as hereinafter defined), free and clear of all liens, mortgages, pledges, encumbrances and charges of every kind, except as set forth on Schedule 3.F., on the terms and subject to the conditions set forth in this Agreement, all of the Transferor's properties, business and assets used in the Business, of every kind and description, real, personal and mixed, tangible and intangible, wherever located (except those assets of the Transferor which are specifically excluded from this transaction by Section 1.B. hereof) as they shall exist at the Closing Date (as hereinafter defined), whether or not appearing on the Balance Sheet (as hereinafter defined) (collectively, the "Contributed Assets"). Without limiting the generality of the foregoing, the Contributed Assets shall include the following:

                 (1) other than those Fixed Assets to be leased by the Transferor to the Transferee, as further described in Section 1.B. below, all machinery, equipment, tools, supplies, leasehold improvements, computer hardware and software, vehicles, construction in progress, and furniture and fixtures relating to or necessary for the operation of the Business and all other fixed assets owned by the Transferor and used in or related to the Business (the "Contributed Fixed Assets");


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                 (2)      all inventories and raw materials of the Transferor
         used in or related to the Business (the "Contributed Inventory");

                 (3) all of the Transferor's right, title, and interest in and to any and all buildings and improvements of every kind and description, including, without limitation, all fixtures, attachments, appliances, equipment, machinery and other articles attached to said buildings and improvements (collectively, "Improvements"), located on the real property owned by the Transferor and related to the Business (the "Owned Real Property") (the "Contributed Improvements on the Owned Real Property");

                 (4) (a) all of the interest of and the rights and benefits accruing to the Transferor as lessee under leases of real property and all Improvements located thereon used in or related to the Business, including without limitation those described in Schedule 3.E. attached hereto (the "Contributed Leasehold Premises"), and (b) all leases or rental agreements covering machinery, equipment, tools, supplies, vehicles, furniture and fixtures and other fixed assets and personal property used in or related to the Business, including without limitation those described in Schedule 1.A. attached hereto (the leasehold rights and improvements described in clauses (a) and (b) are collectively referred to as the "Contributed Leasehold Rights");

                 (5) all of the rights and benefits accruing to the Transferor under all sales orders, sales contracts, supply contracts, purchase orders and purchase commitments used in or related to the Business and made by the Transferor in the ordinary course of business, all other agreements to which the Transferor is a party or by which it is bound with respect to the Business, including, without limitation, the Real Estate Contracts, and all other choses in action, causes of action and other rights of every kind of the Transferor, in each case relating to or necessary for the operation of the Business (the "Contributed Contract and Other Rights");

                 (6) all operating data and records of the Transferor related to the Business, including, without limitation, customer lists, financial, accounting and credit records, correspondence, budgets and other similar documents and records (the "Contributed Records");

                 (7) all of the proprietary rights of the Transferor related to the Business, including, without limitation, all trademarks, trade names, patents, patent applications, licenses thereof, trade secrets, technology, know-how, formulae, designs and drawings, computer software, slogans, copyrights, processes, operating rights, other licenses and permits, and other similar intangible property and rights relating to the Business (the "Contributed Proprietary Rights");

                 (8) all prepaid and deferred items of the Transferor related to the Business, including, without limitation, prepaid rentals, insurance, taxes and unbilled charges and


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         deposits relating to the operation of the Business (the "Contributed
         Prepaid Items"); and

                 (9) all of the Transferor's right, title and interest in and to its corporate and trade names and all of the other intangibles of the Transferor used in or related to the Business (the "Contributed Intangibles").

         B.      EXCLUDED ASSETS.

         Anything to the contrary in Section 1.A. notwithstanding, the Contributed Assets shall exclude the following assets of the Transferor: (1) the Consideration (as hereinafter defined) and the Transferor's other rights under this Agreement; (2) any shares of capital stock of Boston Pacific which are owned and held by the Transferor; (3) the corporate minute books and stock records of the Transferor; (4) the Transferor's right, title, and interest in and to the Owned Real Property, which Owned Real Property shall be leased by the Transferor to the Transferee pursuant to certain Ground Lease Agreements between the Transferor and the Transferee, each of which Ground Lease Agreement shall be in the form attached hereto as Exhibit B (the "Ground Lease Agreement"); (5) the Transferor's right, title and interest in and to the fixed assets owned by the Transferor and related to the Business (the "Owned Fixed Assets"), which Owned Fixed Assets shall be leased by the Transferor to the Transferee pursuant to a certain Equipment Lease Agreement between the Transferor and the Transferee, which Equipment Lease Agreement shall be in the form attached hereto as Exhibit C.; and (6) those assets described in
Schedule 1.B.

2.       CONSIDERATION TO BE EXCHANGED FOR CONTRIBUTED ASSETS.

         A.      CONSIDERATION AND RIGHT TO ACQUIRE ADDITIONAL UNITS.

         As consideration for the Contributed Assets (the "Consideration"), the Transferee agrees, subject to the terms, conditions and limitations set forth in this Agreement, to deliver to the Transferor the Exchange Units plus cash, all determined in accordance with the provisions hereof. The number of Class A Exchange Units to be delivered to the Transferor shall be 62,000. The number of Class B Exchange Units to be delivered to the Transferor shall be the quotient derived by dividing (a) the difference between (i) the sum of the Contributed Assets Valuation (hereinafter defined) as of March 27, 1995 plus the net loss of the Business through March 27, 1995 (the "Original Net Loss") and (ii)
$620,000 by (b) $1,000. The amount of cash to be delivered to the Transferor shall be an amount equal to the sum of (y) the difference between the Contributed Assets Valuation as of the Closing Date and the Contributed Assets Valuation as of March 27, 1995, and (z) the net loss of the Business expressed as a positive number for the period from March 28, 1995 to the Closing Date
(the "Closing Date Net Loss"). All amounts specified herein shall be determined in accordance with generally accepted accounting principles applied on a consistent basis (the "Cash Calculation"). In the event the Cash Calculation results in a positive number, the Transferor shall pay said amount to the Transferee at the Closing. For purposes hereof, the term "Contributed Assets Valuation" shall mean the sum of the net book value of the Contributed Fixed Assets, Contributed Improvements on the Owned Real Property, Contributed Inventory, Contributed Leasehold Rights, Contributed Proprietary Rights, Contributed Prepaid Items, and


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Contributed Intangibles.  The Original Net Loss and the Closing Date Net Loss
shall not include depreciation of the Owned Fixed Assets. Subject to the provisions of Section 2.F. below, the parties agree that the Contributed Assets Valuations and the calculations of the Original Net Loss and Closing Date Net Loss shall be agreed upon as of the Closing Date by the Transferor, the Transferee, and BCI.

         Subject to the terms and conditions described herein, the Transferor shall also have the right to acquire up to $15,000,000 of additional Class B membership units of the Transferee, whether pursuant to the provisions hereof or as otherwise contemplated under any other agreement between or among the Transferee, the Transferor, BCI or any or all of the foregoing. After the three (3) month anniversary of the Closing Date, in connection with each request the Transferee makes for an advance under the Loan Agreement between the Transferee and BCI to be entered into as of the Closing Date following, the Transferee shall, simultaneously therewith, request the Transferor to purchase additional Class B membership units at a price equal to $1,000 per unit (each such request to the Transferor to purchase the Class B membership units is herein referred to as a "Request to Purchase"). Each such Request to Purchase Class B membership units shall be for an aggregate purchase price equal to 19.048% of the Draw Amount (as defined in Section 1.11 of the Loan
Agreement) the ("Purchase Price"). Within 7 days after receipt of the Request to Purchase, the Transferor shall notify the Transferee and BCI in writing that
(1) the Transferor elects to purchase the requested number of Class B membership units, or (2) the Transferor elects to purchase some but not all of the Class B membership units (a "Partial Purchase"), or (3) the Transferor has declined the Request to Purchase. If the Transferor elects to purchase the additional Class B membership units, (i) the Transferor shall pay to the Company the Purchase Price (or portion thereof if Transferor elects a Partial Purchase) for the Class B membership units by wire transfer of immediately available funds to the Transferee's bank account, and (ii) the Transferee shall issue the requisite number of Class B membership units, which units shall be subject to the Pledge Agreement (as defined in the Loan Agreement). In the event the Transferor shall have declined Requests to Purchase, in full or in part, in the aggregate amount of $1,500,000, the Transferor's option to acquire up to $15,000,000 of additional Class B membership units or any remaining portion thereof shall automatically terminate without notice. All transactions under this subsection shall be consummated in compliance with all applicable federal and state securities laws.

         B.      ASSUMED LIABILITIES.

The Transferee agrees to and will at the Closing assume and agree to pay, discharge and perform when lawfully due the obligations of the Transferor under the leases described in Schedule 3.E which arise and relate to periods after the Closing and the items set forth on Schedule 2.B. attached hereto (the "Assumed Liabilities"). The Transferee shall not assume or otherwise be responsible for any other liabilities, contracts, commitments, or obligations of the Transferor of any nature whatsoever (all such other liabilities, contracts, commitments, and obligations, including contingent and off-balance sheet liabilities and particularly including all liabilities or obligations arising or relating to acts, events, or omissions prior to the Closing, being herein collectively referred to as the "Excluded Liabilities").


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         C.      EXCLUDED LIABILITIES.

         Anything to the contrary in Section 2.B. notwithstanding, the Assumed Liabilities shall exclude the following liabilities, contracts, commitments and other obligations of the Transferor (the "Excluded Liabilities"):

                 (1) the Transferor's obligations and any liabilities arising under this Agreement;

                 (2) any obligation for federal, state, local or foreign income liability (including interest and penalties) arising from the Transferor's operation of the Business up to the Closing Date or arising out of the contribution by the Transferor of the Contributed Assets pursuant hereto, including without limitation the liabilities, if any, shown on the Balance Sheet as "Deferred Taxes";

                 (3) any obligation for any transfer, sales, use or other taxes, fees or levies (including motor vehicle sales taxes) imposed by any state or other governmental entity on or arising out of the contribution of the Contributed Assets pursuant hereto;

                 (4) any obligation or liability, known or unknown, arising in tort, strict liability, or otherwise for damages due to actions or omissions to operation of the Business or the Stores up to the Closing Date, unless expressly listed as an Assumed Liability on
         Schedule 2.B hereto;

                 (5) any obligation or liability of the Transferor except as listed in Section 2.B. or on Schedule 2.B.; and

                 (6) any liability, contract, commitment or other obligation of the Transferor, known or unknown, fixed or contingent, the existence of which will make any representation or warranty of the Transferor contained in or made pursuant to this Agreement incomplete, inaccurate or untrue.

The Transferor shall be responsible for the prompt payment or discharge of all Excluded Liabilities.

         D.      NO EXPANSION OF THIRD PARTY RIGHTS.

         The assumption by the Transferee of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against the Transferee or the Transferor as compared to the rights and remedies which such third party would have had against the Transferor had the Transferee not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by the Transferee of the Assumed Liabilities shall not create any third party beneficiary rights.


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         E.      ALLOCATION OF THE CONSIDERATION AMONG THE CONTRIBUTED ASSETS.

         The Consideration shall be allocated among each item or class of the Contributed Assets (e.g., fixtures and equipment, leasehold improvements, goodwill) as reasonably determined by mutual agreement of the parties in compliance with applicable law. In the event the parties do not agree on such an allocation, such reasonable allocation shall be determined by a tax attorney selected by the parties. The Transferor and the Transferee agree that they will prepare and file their federal and any state or local income tax returns based on such allocation of the Contribution. The Transferor and the Transferee agree that they will prepare and file any notices or other filings required pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and that any such notices or filings will be prepared based on such allocation of the Consideration.

         F.      POST CLOSING ADJUSTMENT OF CONSIDERATION.

         The Transferee shall have the right, during the sixty (60) day period immediately following the Closing Date, to verify the Contributed Assets Valuations and the Original Net Loss and the Closing Date Net Loss described in
Section 2.A. above. The Transferor hereby agrees that the Transferee shall have access to its books and records in order to perform such verification. In the event the Transferee determines within said sixty (60) day period that it disputes the Contributed Assets Valuations, the Original Net Loss calculation, or the Closing Date Net Loss calculation, the Transferee shall notify the Transferor of such dispute (the "Transferee's Notice"). During the (15) day period following the Transferor's receipt of the Transferee's Notice, the Transfer and the Transferee shall endeavor to reach agreement on the Contributed Assets Valuations, the Original Net Loss calculation, and the Closing Date Net Loss calculation. If the parties are unable to reach agreement within such (15) day period, the matter shall be submitted to Arthur Andersen, LLP, a firm of independent certified public accountants, the decision of which shall be final and binding upon the Transferor and the Transferee. The Transferor and the Transferee shall bear equally the expenses of Arthur Andersen, LLP. If it is determined that the Consideration delivered by the Transferee to the Transferor at the Closing was erroneous in light of the foregoing verification, the Transferor and the Transferee agree to appropriately adjust the Consideration at the time of such determination, which adjustment may involve the delivery of cash or return of Exchange Shares to the Transferee.

3.      REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR.

         In order to induce the Transferee to enter into this Agreement and to consummate the transactions contemplated hereunder, the Transferor makes the following representations and warranties:

         A.      ORGANIZATION, POWER AND AUTHORITY OF THE TRANSFEROR.

         The Transferor is a corporation duly organized and legally existing in good standing under the laws of its state of incorporation and has full corporate power and authority (i) to own or lease its properties and to carry on its business as it is now being conducted, (ii) to enter into this Agreement and to sell, convey, transfer, assign and deliver the Contributed Assets to the Transferee


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as provided herein, and (iii) to carry out the other transactions and agreements contemplated hereby. The Transferor is legally qualified to transact business as a foreign corporation in each of the jurisdictions in which its business or Property is such as to require that it be thus qualified, and it is in good standing in each of the jurisdictions in which it is so qualified. Except as set forth on Schedule 3.A., the Transferor has no subsidiaries and owns no equity interest in any corporation, partnership, joint venture, association or other entity.

         B.      FINANCIAL STATEMENTS OF THE TRANSFEROR.

         The Transferor has previously furnished to the Transferee: (1) an unaudited balance sheet at January 31, 1995 (the "Balance Sheet") with respect to the Business; and (2) an unaudited statement of income for the year ended January 31, 1995 (the "Income Statement"), including the notes pertaining thereto (the "Financial Statements"), of the Business.

         The Financial Statements present fairly in accordance with generally accepted accounting principles, the consolidated financial position of the Business at the said balance sheet date and the results of the Transferor's operation of the Business for each of the said periods covered, and have been certified by the Chief Financial Officer of the Transferor to such effect, such certification being attested to by the Secretary of the Transferor and referred to herein as the "CFO Certificate."

         C.      LIABILITIES OF THE TRANSFEROR.

         The Business has no liabilities or obligations, either accrued, absolute, contingent or otherwise, which are required to be reported under generally accepted accounting principles, except: (i) to the extent reflected or taken into account in determining net worth in the Balance Sheet and not heretofore paid or discharged; (ii) to the extent specifically set forth in any of the schedules attached hereto; and (iii) normal liabilities incurred in the ordinary course of the Transferor's operation of the Business since the date of the Balance Sheet.

         D.      TAX MATTERS.

                 (1) The Transferor has timely filed all tax returns and reports required to be filed by it with respect to the Business, including, without limitation, all federal, state, local and foreign tax returns, and has paid in full or made adequate provision by the establishment of reserves for all taxes and other charges which have become due with respect to the Business. There is no tax deficiency proposed or, to the Transferor's knowledge, threatened against the Transferor with respect to the Business. There are no tax liens upon any property or assets of the Business other than liens for taxes which are not yet due and payable. The Transferor has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty with respect to the Business.

                 (2) All taxes and other assessments and levies which the Transferor was required by law to withhold or to collect with respect to the Business have been duly withheld and collected, and have been paid over to the proper governmental entity or


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         are being held by the Transferor in separate bank accounts for such payment, and all such withholdings and collection and all other payments due in connection therewith as of the date of the Balance Sheet are duly reflected on the Balance Sheet.

                 (3) The federal and state income tax returns of the Transferor with respect to the Business have been closed by applicable statute or, to the Transferor's knowledge, examined by all appropriate tax authorities. Except as set forth in Schedule 3.D., there are no outstanding agreements or waivers extending the statute of limitations applicable to any federal or state income tax returns of the Transferor for any period with respect to the Business.

                 (4) The Transferor is not currently being audited by, and has not received any notice of intention to audit from, any federal, state or local taxing authority.

         E.      REAL ESTATE OF THE TRANSFEROR.

                 (1) Attached hereto as part of Schedule 3.E. is an accurate and complete list of each lease agreement with respect to the Contributed Leasehold Premises which list sets forth: (i) the lessor and lessee thereof and the date and term of the lease governing such property; and (ii) the location, including address, thereof. The leases covering the Contributed Leasehold Premises are in full force and effect, and the Transferor is not in default or breach under any such lease. To the Transferor's knowledge, no event has occurred which with the passage of time or the giving of notice or both would cause a material breach of or default under any of such leases. There is no breach or, to the Transferor's knowledge, anticipated breach by any other party to any such lease. The Transferor has delivered true, correct and complete copies of each lease agreement covering the Contributed Leasehold Premises to the Transferee.

                 (2) The Transferor has valid leasehold interests in the Contributed Leasehold Premises, such interests being free and clear of all liens, mortgages, pledges, encumbrances, charges, assessments, or unrecorded restrictions, covenants and easements or title defects of any nature whatsoever.

                 (3) The portions of the buildings located on the Contributed Leasehold Premises and Owned Real Property that are used in the Business are each in good operating condition, normal wear and tear excepted, and are in the aggregate sufficient for the Transferor's current normal and reasonably anticipated sales levels and business activities as conducted there.

                 (4) Each parcel of the Contributed Leasehold Premises and the Owned Real Property: (i) has direct access to public roads or access to public roads by means of a perpetual access easement, such access being sufficient to satisfy the current and reasonably anticipated normal transportation requirements of the Business as presently conducted at such parcel; and (ii) is served by all utilities in such quantity and quality


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         as are sufficient to satisfy the Transferor's current normal and reasonably anticipated sales levels and business activities as conducted there.

                 (5) The Transferor has not received notice of: (i) any condemnation proceeding with respect to any portion of the Contributed Leasehold Premises or the Owned Real Property or any access thereto, and no proceeding is contemplated by any governmental authority; or
         (ii) any special assessment which may affect any parcel of the Contributed Leasehold Premises or the Owned Real Property, and, to the Transferor's knowledge, no such special assessment is contemplated by any governmental authority except the County of Orange which is contemplating a number of solutions to its financial situation, including the imposition of a special assessment.

         F.      GOOD TITLE TO AND CONDITION OF THE CONTRIBUTED ASSETS.

                 (1) Except as set forth on Schedules 1.A. and 3.F., the Transferor has good and marketable title to all of the Contributed Assets (other than the Contributed Leasehold Premises), free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever.

                 (2) The Contributed Fixed Assets are in good operating condition, normal wear and tear excepted.

                 (3) The Contributed Inventory consists of items of a quality and quantity usable and saleable in the normal course of the Transferor's operation of the Business and at values in the aggregate at least equal to the values at which such items are carried on the Transferor's books. The values of obsolete or slow-moving inventory and inventory of below standard quality, if any, have been written down to the lower of cost or realizable market values or have been written off. The value at which the Contributed Inventory is carried on the Balance Sheet reflects the normal inventory valuation policies of the Transferor, stating inventories at the lower of cost or market on a last-in first-out basis, all determined in accordance with generally accepted accounting principles.

         G.      [INTENTIONALLY OMITTED].

         H.      LICENSES AND PERMITS OF THE TRANSFEROR.

         The Transferor possesses all licenses and required governmental or official approvals, permits or authorizations, the failure to possess which would have a material adverse effect on the Business, including, without limitation, the financial condition or results of operations of the Business. All such licenses, approvals, permits and authorizations are in full force and effect, the Transferor is in compliance with their requirements, and no proceeding is pending or, to the Transferor's knowledge, threatened to revoke or amend any of them. Except as indicated on such Schedule 3.H., none of such licenses, approvals, permits and authorizations are or will be


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impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         I.      PROPRIETARY RIGHTS OF THE TRANSFEROR.

                 (1) The Contributed Proprietary Rights include all proprietary rights, the failure to possess which would have a material adverse effect on the Business, including, without limitation, the financial condition or results of operations of the Business.
         Schedule 3.1. contains a complete list of all of the Contributed Proprietary Rights.

                 (2) Except as set forth on Schedule 3.I.,(i) the Transferor owns all right, title and interest in and to all of the Contributed Proprietary Rights, (ii) there have been no claims made against the Transferor asserting the invalidity, abuse, misuse, or unenforceability of any such rights, and, to the Transferor's knowledge, there are not grounds for the same, (iii) the Transferor has not received a notice of conflict with the asserted rights of others within the last five years, and (iv) to the Transferor's knowledge, the Transferor's conduct of the Business has not infringed any rights of others.

         J. ADEQUACY OF THE CONTRIBUTED ASSETS AND THE TRANSFEROR'S RELATIONSHIPS WITH ITS CUSTOMERS AND SUPPLIERS.

         The Contributed Assets constitute, in the aggregate, all of the property necessary or currently utilized for the conduct of the Business in the manner in which and to the extent to which it is currently being conducted. The Transferor knows of no written or oral communication, fact, event or action which exists or has occurred prior to the date of this Agreement, which would tend to indicate that:

                 (1) any current customer of the Business which accounted for over 1% of the total consolidated net revenues of the Business for the year ended January 31, 1995; or

                 (2) any current supplier to the Transferor of items essential to the conduct of the Business, which items cannot be replaced at comparable cost and the loss of which would have a material adverse effect on the Business or operations thereof, will terminate its business relationship with the Transferor. Neither the Transferor nor any of its affiliates (as hereinafter defined) has any direct or indirect interest in any customer, supplier or competitor of the Business, or in any person from whom or to whom the Transferor leases real or personal property related to the Business, or in any person with whom the Transferor is doing business with respect to the Business. Except for that certain Area Development Agreement between Carl Karcher Enterprises and BCI and those certain Franchise Agreements between the Transferor and BCI and this Agreement, all as set forth on Schedule 3.J. hereto, the Transferor is not restricted by agreement from carrying on the Business anywhere in the world.

         K.      DOCUMENTS OF AND INFORMATION WITH RESPECT TO THE TRANSFEROR.

                 (1) Schedule 3.K. attached hereto accurately and completely sets forth a true and complete list of the following: (i) each policy of insurance in force with respect to the Business and each of the performance or other surety bonds maintained by the Transferor in the conduct of the Business; (ii) each loan, credit agreement, guarantee, security agreement or similar document or instrument to which the Transferor is a party or by which it is bound and which relates to or otherwise affects the Business; (iii) each lease of personal property to which the Transferor is a party or by which it is bound and which relates to or otherwise affects the Business; (iv) any other agreement, contract or commitment to which the Transferor is a party or by which it is bound which involves a future commitment by the Transferor in excess of $5,000 and which cannot be terminated without liability on 30 days or less notice and which relates to or otherwise affects the Business; (v) the name and current annual salary of each employee of the Business and the profit sharing, bonus or any other form of compensation (other than salary) paid or payable by the Transferor to or for the benefit of each such person for the year ended January 31, 1995, and any employment or other agreement of the Transferor with any of such employees; and (vi) the name of each bank in which the Transferor has an account or safe-deposit box, the name in which the account or box is held and the names of all persons authorized to draw thereon or to have access thereto, provided same relate to or otherwise affect the Business.
         The Transferor has previously furnished the Transferee with a true and complete copy of each such agreement, contract or commitment listed in
         Schedule 3.K. There has not been any default in any obligation to be performed by the Transferor which has had or may have a material adverse effect on the Business or the Contributed Assets, or, to the Transferor's knowledge, any other party under any such instrument.

                 (2) The Transferor carries insurance, which is adequate in character and amount, with reputable insurers, covering the Business, and it has provided all required performance or other surety bonds. All premiums and other payments which have become due under the policies of insurance listed in Schedule 3.K. have been paid in full, all of such policies are now in full force and effect and the Transferor has not received notice from any insurer, agent or broker of the cancellation of, or any material increase in premium with respect to, any of such policies or bonds. Except as set forth in
         Schedule 3.K, the Transferor has not received any notification from any insurer, agent or broker denying or disputing any claim made by the Transferor or denying or disputing any coverage for any such claim or the amount of any claim, with respect to the Business. Except as set forth in Schedule 3.K., the Transferor has no claim against any of its insurers under any of such policies pending or anticipated and, to the Transferor's knowledge, there has been no occurrence of any kind which would give rise to any such claim.

         L.      LITIGATION INVOLVING THE TRANSFEROR.

         Except as set forth in Schedule 3-L., there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of the Transferor, threatened against or affecting the Transferor or any of the Contributed Assets and, to the Transferor's knowledge, there is no basis for any of the foregoing with respect to the Contributed Assets.
There are no outstanding orders, decrees or stipulations issued by any federal, state, local or foreign judicial or administrative authority in any proceeding to which the Transferor is or was a party.

         M.      THE RECORDS OF THE TRANSFEROR.

         The Transferor has previously furnished the Transferee with copies of the Transferor's charter and all amendments thereto to date (certified by the Chief Executive Officer of the Transferor with such certification attested to by the Secretary of the Transferor) and of the Transferor's bylaws (certified by the Transferor's Secretary), and such copies are correct and complete in all respects. The Contributed Records are accurate and complete in all material respects and there are no material matters as to which appropriate entries have not been made in such records. A record of all action taken by the shareholders and the board of directors of the Transferor and all minutes of its meetings are contained in the minute books of the Transferor and are accurate and complete. The records, book and stock ledger of the Transferor contain an accurate and complete record of all issuances, transfers and cancellations of shares of capital stock of the Transferor. The books and records of the Transferor properly reflect all transactions, properties, assets and liabilities of the Transferor.

         N.      NO MATERIAL ADVERSE CHANGE.

         Since the date of the Balance Sheet, there has not been (i) any change in the Business, other than changes occurring in the ordinary course of business which have not had a material adverse effect on the business, properties, financial condition, business prospects or operating results of the Business, or (ii) any overtly threatened or prospective event or condition of any character whatsoever which could adversely affect the Contributed Assets or the business, financial condition or results of operations of the Business.

         O.      ABSENCE OF CERTAIN ACTS OR EVENTS.

         Except as disclosed in Schedule 3.0., since the date of the Balance Sheet, the Transferor has not: (i) paid any bonus or increased the rate of compensation of any of the employees of the Business; (ii) sold or transferred any of the assets of the Business other than in the ordinary course of business; (iii) made or obligated itself to make capital expenditures with respect to the Business aggregating more than $5,000; (iv) made any payment in respect of the Excluded Liabilities other than in the ordinary course of business; (v) incurred any material obligations or liabilities (including any indebtedness) or entered into any material transaction with respect to the Business, except for this Agreement and the transactions contemplated hereby;
(vi) suffered any theft, damage, destruction or casualty loss with respect to the Business in excess of $5,000, or (vii) declared or paid any dividends.

         P.      COMPLIANCE WITH LAWS BY THE TRANSFEROR.

                 (1) The Transferor is in compliance with all laws, regulations and orders applicable to it, the Business, or the Contributed Assets, the failure with which to comply would have a material adverse effect on the Business or the Contributed Assets. The Transferor has not received notification of any asserted past or present failure to comply with any laws and, to the Transferor's knowledge, no proceeding with respect to any such violation is contemplated.

                 (2) Neither the Transferor nor any employee of the Transferor, has made any payment of funds in connection with the Business prohibited by law, and no funds have been set aside to be used in connection with the Business for any payment prohibited by law.

         Q.      ENVIRONMENTAL MATTERS.

         The Transferor has not transported, stored, treated, or disposed of, nor has it allowed or arranged for any third parties to transport, store, handle, treat, or dispose of Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for, or allowed by any method or procedure such transportation, storage, treatment, or disposal in contravention of any laws or regulations or in any manner giving rise to any liability whatsoever. The Transferor has not stored, handled, treated, or disposed of, or allowed or arranged for any third parties to store, handle, treat, or dispose of Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 3.Q., the term "Hazardous Substances" shall include: (i) any "Hazardous Substance", "Pollutant" or "Contaminant" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amend-ed, 42 U.S.C. Sections 9601 et seq., or the regulations promulgated thereunder ("CERCLA"); (ii) any hazardous waste as that term is defined in applicable state or local law; (iii) any substance containing petroleum, as that term is defined in Section 9001(8) of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6991(8) or in 40 C.F.R. Section 280.1; or (iv) any other substance for which any governmental entity with jurisdiction over the Contributed Leasehold Premises or the Owned Real Property and the Improvements located thereon requires special handling in its generation, handling, use, collection, storage, treatment, or disposal.

         There has not occurred, nor is there currently occurring, a Release of any Hazardous Substance on, into, or beneath the surface of any parcel of the Contributed Leasehold Premises or the Owned Real Property and the Improvements located thereon. For purposes of this Section 3.Q., the term "Release" shall have the meaning given it in CERCLA.

         The Transferor has not shipped, transported, or disposed of, nor has it allowed or arranged, by contract, agreement, or otherwise, for any third parties to ship, transport, or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to CERCLA or any similar state law,
(i) has been placed on the National Priorities List or its state equivalent, or (ii) the

Environmental Protection Agency or the relevant state agency has proposed or is proposing to place on the National Priorities List or its state equivalent.
The Transferor has not received notice, nor does it have knowledge of any facts which could give rise to any notice, that the Transferor is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or any other applicable law or regulation. The Transferor has not submitted nor was it required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Contributed Leasehold Premises or the Owned Real Property and the Improvements located thereon. The Transferor has not received any written or oral request for information in connection with any federal or state environmental cleanup site. The Transferor has not been required to nor has it undertaken any response or remedial actions or clean-up actions of any kind at the request of any federal, state, or local governmental entity, or at the request of any other person or entity.

         The Transferor does not use, and has not used, any Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Contributed Leasehold Premises or the Owned Real Property and the Improvements located thereon. For purposes of this Section 3.Q., the term "Underground Storage Tanks" shall have the meaning given it in the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.).

         There is no asbestos in or on any of the Contributed Leasehold Premises or the Owned Real Property and the Improvements located thereon.

         There are no laws, regulations, ordinances, licenses, permits, or orders relating to environmental or worker safety matters requiring any work, repairs, construction, or capital expenditures with respect to the assets or properties of the Transferor.

         Schedule 3.Q. identifies: (i) all environmental audits, assessments, or occupational health studies undertaken by the Transferor or its agents or known to be taken by governmental agencies; (ii) the results of any ground, water, soil, air, or asbestos monitoring undertaken with respect to the Contributed Leasehold Premises or the Owned Real Property and the Improvements located thereon; (iii) all written communications between the Transferor and any environmental agencies; and (iv) all citations issued under the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.).

         R.      LABOR RELATIONS OF THE TRANSFEROR.

         The Transferor is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union with respect to the Business and, to the knowledge of the Transferor, there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Business into one or more collective bargaining units. There is not pending or, to the knowledge of the Transferor, threatened any labor dispute, strike or work stoppage which affects or which may affect the Business or which may interfere with its continued operation. Neither the Transferor nor any agent, representative or employee of the Transferor has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is not now pending or, to the knowledge of the Transferor threatened any charge or complaint against the Transferor by or with the National

Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Business during the 24 months prior to the date hereof. The Transferor is not aware that any executive or key employee or group of employees with respect to the Business has any plans to terminate his, her or their employment with the Transferor.

         S.      Employee Benefits.

         Except as set forth on Schedule 3.S., the Transferor does not maintain or contribute to any "employee pension benefit plan", as such term is defined in
Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") with respect to the Business. Each employee pension benefit plan listed on Schedule 3.S. has complied in all material respects with, and been administered in all material respects in accordance with, the applicable requirements of ERISA, any other applicable law and the terms of such plan.
The only "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, which the Transferor maintains or to which the Transferor contributes is group health and life insurance.

         T.      Product Liability Claims; - Product Warranties and Indemnities.

         Schedule 3.T. sets forth all product liability claims which are pending or, to the knowledge of the Transferor, threatened against the Transferor with respect to products sold by the Business. Schedule 3.T. also sets forth, for the last fiscal year of the Transferor, and for the interim period ended on the date hereof, the aggregate amount of product liability claims paid by or on behalf of the Transferor with respect to the Business. The Transferor has not extended to any person any product warranties, indemnities, or guarantees except those imposed by law with respect to the Business.

         U.      Due Authorization; Binding Obligation.

         The execution, delivery and performance of this Agreement and each of the other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Transferor. This Agreement has been duly executed and delivered by the Transferor and is a valid and binding obligation of the Transferor, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Transferor's charter or bylaws, or of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Transferor; (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Transferor or the Contributed Assets; or (iii) violate any legally protected right arising in the operation of the Transferor's business of any individual or entity or give to any individual or entity a right or claim against the Transferee or the Contributed Assets. No consent, approval, or authorization of any governmental authority is required for the execution, delivery and performance of this Agreement by the Transferor.

         V. ACCURACY OF INFORMATION FURNISHED BY THE TRANSFEROR OR THE SHAREHOLDER.

         No representation, statement or information made or furnished by the Transferor to the Transferee, including those contained in this Agreement and the various schedules attached hereto and the other information and statements referred to herein and previously furnished by the Transferor to the Transferee pursuant hereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading.

         W.      BROKERS AND FINDERS.

         The Transferor has not engaged or authorized any broker, investment banker or third party to act on the Transferor's behalf, either directly or indirectly, as a broker, finder or advisor in connection with the transaction contemplated hereby.

         X.      INVESTMENT REPRESENTATIONS.

         The Transferor understands that the Exchange Units have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings. The Transferor represents that the Exchange Units being acquired hereunder are being acquired solely for its own account, for investment and not with a view to or for resale, distribution, subdivision, or fractionalization thereof. The Transferor acknowledges and is aware that there are substantial restrictions on the transferability of the Exchange
Units as set forth in the Operating Agreement of the Transferee. The Transferor has such knowledge and experience in financial and business matters, understands the terms of the Operating Agreement, and is capable of evaluating the relative risks and merits of the Exchange Units.

4.       REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE.

         In order to induce the Transferor to enter into this Agreement and to consummate the transactions contemplated hereunder, the Transferee makes the following representations and warranties:

         A.      Organization, Power and Authority of the Transferee.

         The Transferee is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

         B.      Due Authorization; Binding Obligation.

         The execution, delivery and performance of this Agreement and all other agreements contemplated hereby and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of the Transferee. This Agreement has been duly executed and delivered by the Transferee and is a valid and binding obligation of the Transferee, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of the Operating Agreement of the Transferee, or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Transferee; or (ii) result in any breach of or default under any material mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Transferee.

         5. ADDITIONAL COVENANTS, AGREEMENTS AND ACKNOWLEDGMENTS OF THE TRANSFEROR.

         In order to induce the Transferee to enter into this Agreement and to consummate the transactions contemplated hereunder, the Transferor agrees with the Transferee as follows:

         A.      NO OTHER DISCUSSIONS.

         It will not, prior to the Closing Date, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale of all or any part of the assets of the Business to, or the merger or consolidation of the Business or Boston Pacific with, any person other than the Transferee, except as may be required by law.

         B.      EFFORTS.

         It will use its reasonable commercial efforts to cause to be satisfied as soon as practicable and prior to the Closing Date all of the conditions set forth in Section 6 to the obligation of the Transferee to accept the Contributed Assets.

         C.      CONFIDENTIAL INFORMATION

         The Transferor possesses and may further develop and/or acquire certain confidential and proprietary information and trade secrets including, but not limited to, information, methods, techniques, procedures and knowledge developed or to be developed, by or for the Transferor and the Transferee respecting the Business (the "Confidential Information").

         The Transferor acknowledges and agrees that the Confidential Information is confidential to and a valuable asset of the Business, is proprietary, and includes trade secrets. The Transferor hereby agrees, that it:

                 (1) will not use the Confidential Information in any other business or capacity; and

                 (2) will maintain the confidentiality of the Confidential Information; and

                 (3) will not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form.

         Notwithstanding the foregoing, the obligations of the Transferor specified above shall not apply to any Confidential Information which (i) is disclosed or available to the public, or is otherwise in the public domain through no act of the Transferor, its agents or any person or entity which has received such Confidential Information from or through the Transferor, (ii) is approved for release by written authorization of an officer of the Transferee, or (iii) is required to be disclosed by proper order of a court of applicable jurisdiction after adequate notice to the Transferee to seek a protective order therefor, the imposition of which protective order the Transferor agrees to approve and support. The Transferor acknowledges that this Section 5.C is in addition to, and not in replacement of, any obligations of confidentiality under any other agreement.

         D.      RESTRICTIVE COVENANT.

         The Transferor acknowledges and agrees that the Transferee would be unable to protect the Confidential Information against unauthorized use or disclosure and the Transferee would be unable to realize the benefits of this Agreement if the Transferor were permitted to engage in, hold interests in or perform services for entities, other than the Transferee, conducting a business which (1) offers food products, which are the same as or similar to the Products (defined below) for consumer consumption through on-premises dining, carry-out dining, delivery service, catering service or other distribution channels; or (2) grants or has granted franchises or licenses or establishes or has established joint ventures, for the development and/or operation of a business or enterprise described in the foregoing clause (1) (a "Competitive Business"). For purposes hereof the term "Products" shall mean Products approved or required by BCI from time to time, in its sole discretion, for sale at or from Boston Chicken/Boston Market Units, including, without limitation, rotisserie-roasted chicken, potpies, carved ham, carved turkey, meatloaf, soups, salads, desserts, baked goods and private label packaged goods, provided that the foregoing products are subject to modification or discontinuance in BCI's sole discretion, from time to time, and may include additional or substitute products. The Transferor further acknowledges and agrees that the restrictions contained in this Section 5.E. will not hinder its activities under this Agreement or in general. The Transferor agrees that for a period of two (2) years from the Closing Date, he/it shall not directly or indirectly anywhere in the United States:

                 (1) have any interest as a record or beneficial owner in any Competitive Business provided, however, the Transferor may have an interest in any Competitive Business as a passive investor in such Competitive Business provided such interest does not exceed three percent (3%) of the outstanding equity securities of any company which has a class of securities which is registered under Section 12 of the Securities Exchange Act of 1934, as amended, or traded on a national securities exchange; or

                 (2) perform services as a director, officer, manager, employee, consultant, representative, agent, or otherwise for any Competitive Business; or

                 (3) divert or attempt to divert any business or any customers of the Business, or the Transferee to any Competitive Business.

         The Transferor and the Transferee hereby acknowledge and agree that for purposes hereof, the term "Competitive Business" shall not include Carl's Jr. restaurants provided that such Carl's Jr. restaurants do not offer rotisserie-roasted chicken, carved turkey, carved ham or meatloaf as dinner entrees and provided further, that in no event shall the confidential information of BCI or the Transferee be used in connection with Carl's Jr. restaurants in any manner.

         The parties hereto hereby acknowledge and agree that BCI is a third party beneficiary of the provisions hereof and shall have the right to seek the enforcement of same.

         E.      REMEDIES; WAIVER; JOINDER.

                 (1) The Transferor agrees that the provisions and restrictions set forth above in Sections 5.C. and 5.D. and in other portions hereof are necessary to protect the Transferee and its successors and assigns in the protection of the Business. The Transferor agrees that damages cannot compensate the Transferee in the event of a violation of the covenants contained in Sections 5.C and 5.D. hereof, and that injunctive relief shall be essential for the protection of the Transferee and its successors and assigns. Accordingly, the Transferor agrees and consents that, in the event it shall violate or breach any of said covenants the Transferee shall be entitled to obtain (and it hereby consents to) such injunctive relief against it, without bond, in addition to such further or other relief as may appertain at equity or law. The exercise or enforcement by the Transferee of any right or remedy hereunder shall not preclude the exercise or enforcement by the Transferee of any other right or remedy hereunder or which the Transferee has the right to enforce under applicable law.

                 (2) Failure by either party to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right or remedy at any other time or times.

                 (3) The Transferor agrees that it shall deliver to the Transferee a joinder agreement pursuant to which Carl Karcher Enterprises and CKER each agrees to join in and be bound by the covenants set forth in Sections 5.C and 5.D hereof (the "Joinder Agreement").

         F.      CONDUCT OF BUSINESS PRIOR TO CLOSING.

                 (1) From the date hereof until the Closing Date, the Transferor shall: (a) conduct the Business in the manner in which it has heretofore been conducted; (b) use reasonable commercial efforts to (i) preserve the Business organization intact unless otherwise required by BCI, (ii) keep available the services of its officers, employees, agents, and distributors, and (iii) preserve its relationships with customers, suppliers, and others having dealings with the Transferor; (c) maintain all of the Business properties in customary repair, order and condition, reasonable wear and tear excepted, and maintain insurance of such types and in such amounts upon all of the Business properties and with respect to the conduct of the Business as are in effect on the date of this Agreement. Without the prior written consent of the Transferee, the Transferor shall not:

                 (i) grant any lien, pledge, security interest or other encumbrance upon any of the assets of the Business;

                 (ii) create, incur, assume or guaranty any indebtedness for borrowed money with respect to the Business;

                 (iii) make any capital expenditure with respect to the Business which exceeds, either singly or in the aggregate, Five Thousand Dollars ($5,000.00), except capital expenditures incurred in the ordinary course of business (which the parties agree that for all purposes of this Agreement includes the opening of additional Boston Chicken/Boston Market Stores);

                 (iv) increase the rate of compensation, pay any bonus, incentive or other extraordinary compensation or otherwise materially increase the benefits payable or to become payable to any employee or independent contractor of the Business (other than raises or bonuses made in the ordinary course of business) or make any material changes to the terms of employment of any of said employees;

                 (v) change any accounting policies, procedures or practices employed by it;

                 (vi) sell any of the assets of the Business other than sales of inventory in the ordinary course of business and sales of equipment made in the ordinary course of business because of the replacement or abandonment thereof;

                 (vii) pay or discharge any long-term liability other than in accordance with its terms; or

                 (viii) except in the ordinary course of business enter into any material contract, agreement or lease which would be required to be disclosed hereunder, make any change in any existing contracts, agreements or leases other than in the ordinary course of business (or unless otherwise permitted herein), suffer or permit any defaults to occur by the Transferor under any contract or agreement or as tenant under any lease, assign any lease or sublease any Contributed Leasehold Premises.

         G.      ACCESS PENDING CLOSING.

         From the date hereof to and including the Closing Date, the Transferor shall, permit the Transferee and its accountants and other representatives, to have the right of full and complete access to the books, records, offices, and other facilities of the Transferor during normal business hours, for the purpose of making such investigation of the financial condition and operations of the Business as the Transferee or any such accountant or other representative may reasonably deem necessary. The Transferee and its representatives shall have the right to make and utilize copies or extracts of the Transferor's books, records and other data and information which relates to the Business for its due diligence investigation and other purposes in connection with the transactions contemplated hereby.

         H.      CONSENTS OF THIRD PARTIES.

         Prior to the Closing on the Closing Date, the Transferor shall obtain or cause to be obtained all consents and other approvals of all lessors, lenders, governmental authorities and other third parties which are required to be obtained as a result of the transactions contemplated by this Agreement, which consents and approvals shall continue each applicable lease, loan or other arrangement related to the Business on substantially identical terms as exist on the date hereof.

         I.      INTERIM FINANCIAL STATEMENTS.

         From the date hereof to and including the Closing Date, the Transferor shall promptly deliver to the Transferee interim four-week balance accounting period sheets, cash flow and statements of income and retained earnings with respect to the Business, through the end of the four-week accounting period immediately preceding the Closing Date.

         J.      PUBLIC DISCLOSURE.

         Except for delivery of any memorandum to, and discussions with potential investors in the Transferee and disclosures necessary to effect the transactions contemplated hereby, neither the Transferee nor the Transferor shall provide any information with respect to such transactions to any third parties not involved in the due diligence investigation except after consultation with the other party. Further, neither party shall issue any press release except upon consummation of the transactions contemplated by the Agreement except with the consent of the other party and BCI, which will not be unreasonably withheld or delayed or except as may be required to comply with the Securities Act or applicable state laws.

6.       CONDITIONS TO THE OBLIGATION OF THE TRANSFEREE.

         The obligation of the Transferee to accept the Contributed Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         A.      ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE
                 OBLIGATIONS.

         The representations and warranties of the Transferor contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Transferor shall have performed and complied with all of its obligations by this Agreement to be performed or complied with at or prior to the Closing Date. The Transferor shall have delivered to the Transferee a certificate, dated as of the Closing Date, signed by the Transferor's Chief Executive Officer certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with (the "CEO Certificate").

         B.      DELIVERIES.

         The deliveries of the Transferor described in Section 8.B. shall have been received.

         C.      RECEIPT OF NECESSARY CONSENTS.

         All necessary consents or approvals of third parties to any of the transactions contemplated hereby, the absence of which would materially affect the Transferee's rights hereunder, shall have been obtained and shown by written evidence satisfactory to the Transferee. The Transferor shall have obtained the consent of all lessors of the Contributed Leasehold Premises to the transactions contemplated hereby and shall have delivered written evidence thereof to the Transferee in form satisfactory to the Transferee.

         D.      DUE DILIGENCE.

         Transferee shall have been satisfied, in its sole and absolute discretion, with the results of its business, financial, and legal due diligence investigation of the Business and the Contributed Assets.

         E.      BOARD OF DIRECTORS' APPROVAL.

          The Transferor shall have delivered to the Transferee a certified copy of the resolutions duly adopted by the Board of Directors of the Transferor, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby.

         F.      BCI LOAN AGREEMENT.

         The Transferee and BCI shall have executed the Loan Agreement substantially in the form attached as Exhibit A.

         G.      BCI DEVELOPMENT AGREEMENT.

         The Transferee and BCI shall have executed an Area Development Agreement substantially in the form attached as Exhibit D.

         H.      FRANCHISE AGREEMENTS.

         The Transferee and BCI shall have executed a Franchise Agreement, substantially in the form attached as an exhibit to the Area Development Agreement, with respect to each Store.

         I.      TERMINATION AND GENERAL RELEASE.

         The Transferor, Boston Pacific, and BCI shall have executed a Termination Agreement and General Release substantially in the form attached as Exhibit E.

         J.      GROUND LEASE AGREEMENTS.

     The Transferor and the Transferee shall have executed a Ground Lease Agreement, in the form attached hereto as Exhibit B, with respect to each parcel of the Owned Real Property.

         K.      EQUIPMENT LEASE AGREEMENT.

         The Transferor and the Transferee shall have executed an Equipment Lease Agreement, in the form attached hereto as Exhibit C, with respect to each Store and the Owned Fixed Assets.

         L.      LENDER'S CONSENT.

         The Transferee shall have received a written consent from Bank of America, lender to CKER, consenting to the transactions contemplated by this Agreement.

         M.      OPERATING AGREEMENT.

         The Transferor and CKER shall have executed an Amended and Restated Operating Agreement forming the Transferee in form and substance acceptable to BCI.

         N.      AGREEMENT REGARDING OPTIONS TO PURCHASE.

         The Transferor, CKER, BCI, the Transferee, and BC Real Estate Investments, Inc. ("BCREI"), a wholly-owned subsidiary of BCI, shall have executed an Agreement Regarding Options to Purchase substantially in the form attached hereto as Exhibit H.

7.       CONDITIONS TO OBLIGATIONS OF THE TRANSFEROR AND THE SHAREHOLDER.

         The obligations of the Transferor to contribute the Contributed Assets shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         A. ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS.

         The representations and warranties of the Transferee contained in this Agreement shall have been true and correct at and as of the date hereof, and they shall be true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time. The Transferee shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Transferee shall have delivered to the Transferor a certificate, dated as of the Closing Date and signed by one of its officers, certifying that such representations and warranties are thus true and correct and that all such obligations have been thus performed and complied with.

         B.      BCI LOAN AGREEMENT.

         The Transferee and BCI shall have executed the Loan Agreement substantially in the form attached as Exhibit A.

         C.      BCI DEVELOPMENT AGREEMENT.

         The Transferee and BCI shall have executed an Area Development Agreement substantially in the form attached as Exhibit D.

         D.      FRANCHISE AGREEMENTS.

         The Transferee and BCI shall have executed a Franchise Agreement, substantially in the form attached as an exhibit to the Area Development Agreement, with respect to each Store.

         E.      TERMINATION AGREEMENT AND GENERAL RELEASE.

         The Transferor, Boston Pacific, and BCI shall have executed a Termination Agreement and General Release substantially in the form attached as Exhibit E.

         F.      DELIVERIES.

         The deliveries of the Transferee described in Section 8.C. shall have been received.

         G.      GROUND LEASE AGREEMENTS.

         The Transferor and the Transferee shall have executed a Ground Lease Agreement, in the form attached hereto as B, with respect to each parcel of the Owned Real Property.

         H.      EQUIPMENT LEASE AGREEMENT.

         The Transferor and the Transferee shall have executed an Equipment Lease Agreement, in the form attached hereto as Exhibit C, with respect to each Store and the Owned Fixed Assets.

         I.      LENDER'S CONSENT.

     The Transferee shall have received a written consent from Bank of America, lender to CKER, consenting to the transactions contemplated by this Agreement.

         J.      OPERATING AGREEMENT.

         The Transferor and CKER shall have executed an Amended and Restated Operating Agreement forming the Transferee in form and substance acceptable to BCI.

         K.      AGREEMENT REGARDING OPTIONS TO PURCHASE.

         The Transferor, CKER, BCI, the Transferee, and BCREI shall have executed an Agreement Regarding Options to Purchase substantially in the form attached hereto as Exhibit H.

8.       CLOSING AND CLOSING DELIVERIES.

         A.      CLOSING.

         The closing of the transaction contemplated hereby ("Closing") shall take place at 10:00 A.M. on April 17, 1995 (the "Closing Date"), at the offices of BCI; provided, however, that notwithstanding the actual date of the Closing, the Closing shall be deemed to have occurred on and be effective as of the close of business on April 16, 1995 (the "Effective Date"); provided, however, that if any of the conditions which are set forth in Section 6 or Section 7 of this Agreement has not been satisfied (or waived) by such date, then the Closing Date shall be on a subsequent date, which shall be determined by the mutual agreement of the parties hereto.

         B.      ACTION TO BE TAKEN BY THE TRANSFEROR.

         At the Closing, the Transferor shall deliver the following:

                 (1) evidence, in such form as is satisfactory to the Transferee, that each of the conditions to the obligation of the Transferee to accept the Contributed Assets from the Transferor which is set forth in Section 6 of this Agreement has been satisfied;

                 (2) certified copies of the Articles of Incorporation and Bylaws of the Transferor, as amended, to date and certificate of good standing of the Transferor from the State of Delaware dated within five days prior to the Closing Date;

                 (3) a copy of the resolutions adopted by the Board of Directors of the Transferor authorizing the Transferor's execution, delivery and performance of this Agreement, certified by the Secretary or Assistant Secretary of the Transferor;

                 (4) such deeds, bills of sale, endorsements, assignments and other instruments, in such form as in each case is satisfactory to the Transferee, as shall be sufficient to vest in the Transferee good and marketable title to the Contributed Assets, free and clear of all liens, claims, mortgages, pledges, encumbrances, and charges of every kind;

                 (5) all consents, waivers, approvals, authorizations or orders required to be obtained, and evidence of the making of all filings required to be made, by the Transferor for its execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                 (6)      the CFO Certificate, the CEO Certificate, and the
         Joinder;

                 (7) the results of UCC financing statement searches and tax lien and judgment searches respecting the Transferor in each state and county in which the Business is conducted, which show no liens or encumbrances;

                 (8) opinion of Richard C. Celio, general counsel of CKER and counsel to the Transferor, in form attached as Exhibit F;

                 (9)      executed copies of the documents referenced in
         Section 6 hereof, and

                 (10) a receipt acknowledging the Transferor's receipt of the Consideration.

         C.      ACTION TO BE TAKEN BY THE TRANSFEREE.

         At the Closing, the Transferee shall deliver the following:

                 (1) evidence, in such form as is satisfactory to the Transferor, that each of the conditions to the obligations of the Transferor to contribute the Contributed Assets to the Transferee which is set forth in Section 7 of this Agreement has been satisfied;

                 (2) evidence that the Transferee has received the proceeds from the Additional Contribution;

                 (3) certified copies of the Certificate of Formation and Operating Agreement of the Transferee and a certificate of good standing of the Transferee from the State of California dated within five days prior to the Closing Date;

                 (4) a copy of the resolutions adopted by the managing member of the Transferee authorizing its execution, delivery and performance of this Agreement, certified by the managing member of the Transferee;

                 (5) all consents, waivers, approvals, authorizations or orders required to be obtained, and evidence of the making of all filings required to be made, by the Transferee for its authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                 (6) certificates evidencing the Exchange Units in the name of the Transferor;

                 (7) opinion of McDermott, Will & Emery, counsel to the Transferee, in form attached as Exhibit G;

                 (8)      executed copies of the documents referenced in
         Section 7 hereof;

                 (9) instruments, in such form as are satisfactory to the Transferor, as shall be sufficient to effect the assumption by the Transferee of the Assumed Liabilities; and

                 (10) a receipt acknowledging the Transferee's receipt of the Contributed Assets.

         D.      FORM OF DOCUMENTS.

         All documents to be furnished at the Closing shall be in form and substance reasonably satisfactory to the Transferor and the Transferee.

         E.      FURTHER ASSURANCES.

         At any time at or after the Closing, the parties shall execute and deliver such instruments, assignments and other documents as may be reasonably necessary to convey, assign and transfer the Contributed Assets to the Transferee or otherwise carry out the purpose of this Agreement.

9.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.

         The representations and warranties contained in this Agreement and in any instrument or document delivered pursuant to this Agreement shall survive for a period of three years from the Closing Date notwithstanding any investigation at any time made by or on behalf of the Transferee and thereafter all such representations and warranties shall be extinguished; provided however that (i) the representation and warranty set forth in Section 3D. shall survive until the Statute of Limitations Date (as below defined), and (ii) the representations and warranties set forth in Sections 3.A.; 3.F.; 3.U. and 3.X. shall survive for an indefinite period (the period of such survival being referred to as the ("Survival Period")). For purposes hereof, the Statute of Limitations Date means the last day on which the applicable governmental entity may make an assessment respecting any taxes as provided in the applicable statute or ordinance. Any claim or cause of action (including, without limiting the generality of the foregoing, a claim for indemnification pursuant to Section 11 based upon or arising out of any inaccurate representation or warranty made hereunder or in any instrument or document delivered pursuant hereto must be made within the applicable Survival Period or the party against which such claim is made shall have no liability with respect thereto.

         Nothing contained in this Section shall affect or limit the obligations of either party to perform the obligations to be performed by it hereunder after the Closing Date.

10.      CERTAIN ACTIONS AFTER THE CLOSING.

         A.      THE TRANSFEREE TO ACT AS AGENT FOR THE TRANSFEROR.

         This Agreement shall not constitute an agreement to assign any claim, contract, license, lease, commitment, sales order or purchaser order if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way affect the rights of the Transferor thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would affect the Transferor's rights thereunder so that the Transferee would not in fact receive all such rights, then subject to the terms and conditions of Section 10.C. hereof the Transferee shall act as the agent for the Transferor in order to obtain for the Transferee the benefits thereunder.

         B.      DELIVERY OF PROPERTY RECEIVED BY THE TRANSFEROR AFTER CLOSING.

         From and after the Closing the Transferee shall have the right and authority to collect, for the account of the Transferee, all Contributed Receivables and other items which shall be transferred or are intended to be transferred to the Transferee as part of the Contributed Assets as provided in this Agreement, and to endorse with the name of the Transferor any checks or drafts received on account of any such Contributed Receivables or other items of the Contributed Assets. The Transferor agrees that it will transfer or deliver to the Transferee, promptly after the receipt thereof, any cash or other property which the Transferor receives after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to the Transferee as part of the Contributed Assets under this Agreement.

         C.      THE TRANSFEREE APPOINTED ATTORNEY FOR THE TRANSFEROR.

         Effective at the Closing Date, the Transferor hereby constitutes and appoints the Transferee, its successors and assigns, the true and lawful attorney of the Transferor, in the name of either the Transferee or the Transferor (as the Transferee shall determine in its sole discretion) but for the benefit and at the expense of the Transferee (except as otherwise herein provided), (i) to institute and prosecute all proceedings which the Transferee may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Contributed Assets as provided for in this Agreement;
(ii) to defend or compromise any and all actions, suits or proceedings in respect of any of the Contributed Assets, and to do all such acts and things in relation thereto as the Transferee shall deem advisable; and (iii) to take all action which the Transferee may reasonably deem proper in order to provide for the Transferee the benefits of the Contributed Assets where any required consent of another party to the sale or assignment thereof to the Transferee pursuant to this Agreement shall not have been obtained. The Transferor acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. The Transferee shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         D.      EMPLOYMENT BY THE TRANSFEREE OF THE TRANSFEROR'S EMPLOYEES.

                 (1) The Transferor shall use its reasonable best efforts to aid the Transferee in engaging such of the Transferor's employees as are employed by the Business on the Closing Date whom the Transferee desires to engage after the Closing Date. Except with the written consent of the Transferee, neither the Transferor nor any affiliate of the Transferor shall solicit or cause, directly or indirectly, to be solicited, nor attempt to induce, for a period of three years after the Closing Date, any person employed by the Transferor with respect to the Business at or at any time within six months prior to the Closing Date unless such person was either not offered employment by the Transferee or was terminated by the Transferee, (a) not to accept an offer of employment from the Transferee, (b) if an offer is accepted, to terminate his or her employment with the Transferee, or (c) to be employed by or otherwise render services to the Transferor any of its affiliates. As used in this Agreement, the term "affiliate" means, with respect to a specified person, any other person which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

                 (2) The Transferee shall have no obligation to employ any of the persons currently employed by the Transferor or to continue, or institute any replacement or substitution for, any vacation, severance, incentive, bonus, profit sharing, pension or other employee benefit plan or program of the Transferor.

         E.      AGREEMENT REGARDING LEASE LIABILITY.

         The Transferee shall use reasonable commercial efforts to obtain, from each applicable lessor, a release of liability of the Transferor under any lease agreement or guaranty executed by the Transferor and Boston Pacific, as applicable, and which relates to the Contributed Leasehold Rights.

11.      INDEMNIFICATION.

         The Transferor agrees that it will indemnify, defend and hold the Transferee harmless in respect of the aggregate of all indemnifiable damages (as defined below) of the Transferee. For this purpose, "indemnifiable damages" of the Transferee means the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including related counsel fees and expenses) incurred or suffered by the Transferee (i) resulting from any inaccurate representation or warranty made by the Transferor in or pursuant to this Agreement or any document delivered in connection herewith; (ii) resulting from any default in the performance of any of the covenants or agreements made by the Transferor in this Agreement or any document delivered in connection herewith; (iii) resulting from the failure of the Transferor to pay, discharge or perform any liability or obligation of the Transferor which is not expressly assumed by the Transferee pursuant to this Agreement or any document delivered in connection herewith or resulting from any dispute concerning any such liability or obligation; (iv) resulting from any claim, suit, cause of action, investigation or proceeding whether instituted prior to or after the Closing Date, arising out of or relating to the conduct of the Business prior to the Closing Date; or (v) resulting from any failure of the Transferor to obtain any necessary consent from any person, entity or governmental authority to any of the transactions contemplated hereby. Without limiting the generality of the foregoing, with respect to the measurement of "indemnifiable damages," the Transferee shall have the right to be put in the same financial position as it would have been in had the events giving rise to the "indemnifiable damages" not occurred.

12.      MISCELLANEOUS.

         A.      AMENDMENT AND MODIFICATION.

         The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

         B.      TERMINATION.

                 (1) Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transaction contemplated hereby may be abandoned:

                          (a) by the mutual written consent of all of the parties hereto at any time prior to the Closing Date;

                          (b) by the Transferee at any time prior to the Closing Date if there shall be a pending or threatened action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the contribution of the Contributed Assets to the Transferee or any other transaction contemplated hereby, or which might affect the right of the Transferee to own, operate in their entirety or control the Contributed Assets and which, in the judgment of the Transferee, makes it inadvisable to proceed with the transaction contemplated by this Agreement;

                          (c) by any party in the event of the material breach by any other party of any provision of this Agreement, which breach is not remedied by the breaching party within 30 days after receipt of notice thereof from the terminating party;

                          (d) by the Transferee if the Transferee is not satisfied, in its sole and absolute discretion, with the results of its business, financial, and legal due diligence investigation of the Business and the Contributed Assets; or

                          (e) by either party if the Closing Date has not occurred by May 14, 1995.

         If this Agreement is terminated pursuant to Section 12.B.(1)(a) or (d) no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement. Any termination of this Agreement pursuant to Section 12.B.(1)(b) or (c) shall be without prejudice to any other rights or remedies of the respective parties.

                 (2) The risk of any loss to the properties to be contributed by the Transferor hereunder and all liability with respect to injury and damage occurring in connection therewith until the completion of the Closing shall be the sole responsibility of the Transferor. If any material part of said properties shall be damaged by fire or other casualty prior to the completion of the Closing hereunder, the Transferee shall have the right and option:

                          (a)     to terminate this Agreement, without
                 liability to any party thereto; or

                          (b) to proceed with the Closing hereunder, in which event such casualty shall not constitute a breach by the Transferor of any representation, warranty or covenant in this Agreement, and the Transferee shall be entitled to receive and retain the insurance proceeds arising from such casualty and to be reimbursed by the Transferor for any uninsured casualty.

         C.      BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

         D.      SEVERABILITY.

         The parties expressly agree that it is not the intention of any party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or construed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto. Further, to the extent any provision hereof is deemed unenforceable by virtue of its scope but may be enforceable by limitations thereon, the parties hereto agree that the same shall be enforceable to the fullest extent permissible under the laws and public policies applied in such jurisdiction in which the enforcement is sought. The parties hereto hereby authorize any court of competent jurisdiction to modify the covenants of

Section 5.D. and 5.E. to the extent necessary to make the same enforceable.

        E.      ENTIRE AGREEMENT.

        This instrument and the exhibits and schedules attached hereto contain the entire agreement of the parties hereto with respect to the contribution of the Contributed Assets and the other transactions contemplated herein, and, unless otherwise indicated, supersede all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

        F.      HEADINGS.

        The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

        G.      EXECUTION IN COUNTERPART.

        This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

        H.      NOTICES.

        All notices, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by confirmed electronic transmission. If mailed, first class, certified mail, postage prepaid, or sent by reliable overnight delivery service and addressed as follows, or at such other addresses as the parties hereto may from time to time designate in writing, such notices, requests, demands, and other communications shall be deemed delivered three business days after being so duly posted or the next business day if sent by overnight delivery service:

                To Transferee:                  Boston West, L.L.C.
                                                222 South Harbor, Suite 300
                                                Anaheim, CA 92805
                                                Attention:
                                                           --------------------
                                                Facsimile:
                                                           --------------------

                With a copy to:




                To Transferor:                  Boston Pacific, Inc.

                                                -------------------------------

                                                -------------------------------
                                                Attention:
                                                           --------------------
                                                Facsimile:
                                                           --------------------

                With a copy to:

Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

         I.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

         J.      CONSTRUCTION.

         This Agreement shall not be construed more strictly against one party than against another merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement.

         K.      PAYMENT OF EXPENSES.

         Each party to this Agreement shall pay all of the expenses incurred by it in connection with this Agreement, including, without limitation, its legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by it to bring about, or to represent it in, the transactions contemplated hereby.

         L.      CONFLICT OF INTEREST WAIVER.

         The parties to this Agreement acknowledge that the Transferor and the Transferee are represented by McDermott, Will & Emery ("MW&E"). Attorneys of MW&E perform services for the Transferor, the Transferee and certain of the Transferor's affiliates. It is anticipated that MW&E will continue to represent the Transferor, the Transferee and certain of their affiliates in the future. If a dispute arises between the Transferor and the Transferee, either party, or both parties, may request, because of a potential conflict of interest, that MW&E resign as counsel to the other party and that such other party retain separate counsel for such matters.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.


                                          BOSTON WEST, L.L.C.,
                                          a Delaware limited liability company


                                          By: /s/ WILLIAM P. FOLEY, II
                                              --------------------------------
                                              Its: William P. Foley, II, Manager

                                          BOSTON PACIFIC, INC.,
                                          a California corporation

                                          By: /s/ RICHARD C. CELIO
                                              --------------------------------
                                              Its: Vice President, General
                                                   Counsel
                                                   Richard C. Celio